THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 701 OR RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

WARRANT

Speedemissions, Inc.

(Incorporated under the laws of the State of Florida)

THIS IS TO CERTIFY that, for value received, and in accordance with the vesting schedule listed in Section 1, below, _________________________ (the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from Speedemissions, Inc. (the “Company”) up to ___________________ fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) at the initial price of $0.20 per share but subject to adjustment as provided in Section 5 below, (the “Exercise Price”), upon payment by cashier’s check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the Company’s offices.

1. Vesting Schedule. The option to purchase the shares of Common Stock listed above will vest immediately.

2. Exercisability. This Warrant may be exercised in whole or in part at any time, or from time to time, between the date hereof and 5:00 p.m. Eastern Standard Time on August 11, 2008, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Exercise Price.

The Company can force the Holder to exercise this Warrant and acquire the Warrant Securities at the Exercise Price, subject to the limitations set forth in Section 3 below, on fifeteen (15) business days notice (the “Forced Conversion Notice”), beginning on the date after which the closing price of the Company’s common stock exceeds Forty Cents ($0.40) for ten (10) consecutive trading days, and continuing for so long as the closing price remains above Forty Cents ($0.40) (the “Forced Warrant Exercise Event”). The closing price for the Company's common stock need not remain in excess of Forty Cents ($0.40) once the initial Forced Conversion Notice has been given.  In the event Holder fails or otherwise refuses to exercise this Warrant upon the occurrence of a Forced Warrant Exercise Event, then the Company shall have the option, in its sole discretion upon written notice to the Holder, to cancel this Warrant immediately.

3. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

4. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

5. Adjustment in Number of Shares.

a. Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

b. Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

6. No Requirement to Exercise. Except as provided in Section 2 hereof, nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

7. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

8. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

10. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

11. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)  the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c)  a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

12. Transferability. This Warrant may not be transferred or assigned by the Holder without first obtaining the prior written approval by the Company.

13. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

14. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

15. Consent to Jurisdiction and Service. The Company consents to the jurisdiction of any court of the State of Georgia, and of any federal court located in Georgia, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company at the location provided in Section 14 hereof, or, in the alternative, in any other form or manner permitted by law. Cobb County, Georgia shall be proper venue.
16. Registration Rights.

a. If at any time the Company shall determine to register any of its securities under the Securities Act either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, then Company will:

(A)  promptly give to the Holder a written notice thereof; and

(B)  include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section l6(b) below, and in any underwriting involved therein, all of the Warrant Securities specified in a written request or requests made by Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (A) above is mailed or delivered by the Company. Such written request may specify all or a part of the Warrant Shares.

b.  If the registration of which the Company gives notice to Holder is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 16(a)(A). In such event, the right of Holder to registration pursuant to Section 16(a) shall be conditioned upon Holder’s participation in the inclusion of all or any part of the Warrant Securities specified in Holder’s notice in the underwriting to the extent provided herein. Holder shall (together with the Company and the other holders of securities of the Company who have registration rights to participate therein distributing their shares in such underwriting) enter into an underwriting agreement in customary form the representative of the underwriter or underwrites selected by the Company.

Notwithstanding any other provision of Sections 16(a) or (b), if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all of the Warrant Securities from, or limit the number of Warrant Securities to be included in, the registration and underwriting. The Company shall so advise Holder and other holders of securities requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account and thereafter the number of shares that are entitled to be included in the registration shall be allocated among Holder and other holders requesting inclusion of shares on a pro rata basis. If Holder and any person does not agree to the terms of any such underwriting, Holder and any other such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Warrant Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

c.  As used herein, “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 16, including, without limitation, all registration, qualification and filing fees; printing expenses; fees and disbursements of counsel for the Company (and the fees and disbursements of counsel for the Company in its capacity as counsel to Holder and other holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for Holder and other holders as mutually agreed upon by all such holders) and of the Company’s independent accounting firm; blue sky fees and expenses; and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). All Registration Expenses in connection with any registration pursuant to this Section 16 hereof shall be borne by the Company.

d.  The rights conferred upon Holder under this Section 16 may be assigned by Holder to any permitted transferee of the Warrant Securities.

17. Successors; Assignment. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns. This Warrant may not be assigned by the Holder without the written consent of the Company.

18. Attorneys Fees. In the event the Holder shall refer this Warrant to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

19. Governing Law. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

[signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and to be delivered in Tyrone, Georgia.

Dated: August 11, 2005	Speedemissions, Inc.,
a Florida corporation

By: Richard A. Parlontieri
Its: President

[FORM OF ELECTION TO PURCHASE]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of Speedemissions, Inc. and herewith makes payment of $______ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to _______________________, whose address is _________________________________________.

Dated: ____________________, 20___

By:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other
Identifying Number of Holder)